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                                                                   EXHIBIT 10.28

                                    SUBLEASE

                  THIS SUBLEASE (the "Sublease") is made and entered into as of the 31st day of July, 2002, by and between Cybear LC (the "Sublandlord"), whose address is 5000 T-Rex Avenue, Suite 200, Boca Raton, Florida 33431, and MyDocOnline, Inc. (the "Subtenant"), whose address is One Chisolm Trail, Suite 450, Round Rock, TX 78681.

                              W I T N E S S E T H:

         WHEREAS, that certain Lease Agreement dated September 14,1998 was entered into by and between Blue Lake, Ltd., as landlord (the "Overlandlord"), and Sublandlord, as tenant, as amended by First Amendment to Blue Lake Corporate Center Standard Lease between Blue Lake, Ltd. and Cybear, Inc. dated as of February 4, 1999 and Second Amendment to Blue Lake Corporate Center Standard Lease between Blue Lake, Ltd. and Cybear, Inc. dated as of September 3, 1999 (collectively, (the "Overlease"), whereby Sublandlord leases from Overlandlord approximately thirty-eight thousand sixty-eight (38,068) rentable square feet, with an address of 5000 T-Rex Avenue, Suite 200, Boca Raton, Florida 33431 (the "Premises"); and

         WHEREAS, Sublandlord has agreed to sublease to Subtenant that certain portion of the Premises consisting of approximately Three Thousand Six Hundred (3,600) square feet (the "Sublease Premises"), and Subtenant has agreed to sublease the Sublease Premises from Sublandlord, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

         1. Incorporation of Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.

         2. Sublease. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, a floor plan of which is attached hereto and made a part hereof as Exhibit "A".

         3. Overlease. Sublandlord and Subtenant agree that at all times this Sublease is and shall be subject and subordinate to all of the terms, covenants, conditions, and provisions of the Overlease. Subtenant hereby acknowledges that it has received a copy of the Overlease and has examined and approved same. All of the terms, covenants, conditions, and provisions of the Overlease are incorporated herein by reference, and shall, as between Sublandlord and Subtenant, constitute the terms, covenants, conditions, and provisions of this Sublease, except to the extent that they are inapplicable to, inconsistent with, or modified by the provisions of this Sublease. If either Sublandlord or Subtenant receives any notice or demand from the Overlandlord under the Overlease, the recipient shall promptly deliver a copy thereof to the other party hereto. All defined terms in this Sublease shall have the same meaning as in the Overlease, except if otherwise noted. Sublandlord and Subtenant shall not do or permit to be done any act or thing which will constitute a breach or violation of any of the terms, covenants, conditions, or provisions of the Overlease.

         4. Sublease Term. The term Of this Sublease (the "Sublease Term") shall commence on the later of (a) the closing of that certain Asset Purchase Agreement dated July___, 2002 (the "Closing") or (b) the date that Overlandlord has provided the parties hereto with its consent to this Sublease (the "Commencement Date"), and expiring two hundred forty (240) days from the Closing (the "Expiration Date"), provided, however if Sublandlord is able to sublease or assign the Premises, Sublandlord will provide Subtenant with a sixty (60) day notice to vacate the Sublease Premises and Subtenant agrees to vacate the Sublease Premises.

         5. Rent. Subtenant shall pay to Sublandlord rent hereunder for the Sublease Term (the " Rent") in the amount of Ten Thousand ($10,000.00) Dollars in advance in equal monthly installments of Ten Thousand ($10,000.00) Dollars, plus sales tax, on the first day of each month. At the Closing, Subtenant shall pay to Sublandlord Twenty Thousand ($20,000.00) Dollars representing the first and last months' Rent. The Rent for the Sublease Term shall include the cost of furniture and equipment, utilities, common area expenses, real estate taxes, telephone service and insurance.

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         6.       [DELETED].

         7. Payments. If the period running from the Commencement Date to the end of the first calendar month is less than a full calendar month, the following month's Rent shall be appropriately apportioned. Rent, shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim, or setoff of any amount or for any reason whatsoever. Rent shall be paid to Sublandlord in lawful money of the United States of America at the Sublandlord's address set forth in this Sublease or to such other person, or at such address, or both, as Sublandlord may from time to time designate by notice to Subtenant.

         8. As-Is. Subtenant acknowledges and agrees that Sublandlord has afforded Subtenant the opportunity for full and complete examination and inspection of the Sublease Premises prior to executing this Sublease and that Subtenant is accepting the Sublease Premises in "as-is" condition including furniture, equipment and telephone service and that Sublandlord shall have no obligation whatsoever to further furnish, render, or supply any money, work, labor, fixture, material, decoration, or equipment in order to prepare the Sublease Premises for Subtenant's occupancy. Any and all alterations and improvements to the Sublease Premises shall be at Subtenant's expense and are subject to (a) the prior written approval of Sublandlord and Overlandlord and
(b) the provisions of the Overlease regarding alterations and improvements.

         9. Use. Subtenant shall use and occupy the Sublease Premises only for such purposes as are permitted pursuant to the Overlease and for no other purpose or purposes whatsoever.

         10. Assignment and Subletting. Subtenant shall have no rights whatsoever to assign this Sublease or sublet all or any portion of the Sublease Premises

         11. Insurance. Subtenant shall maintain, at Subtenant's sole cost and expense, throughout the Sublease Term, the same insurance required to be maintained by Sublandlord pursuant to Article 14 of the Overlease, with Sublandlord and the Overlandlord named as additional insureds (as their respective interests may appear), with limits of not less than those amounts required pursuant to the Overlease. Subtenant shall deliver to Sublandlord and Overlandlord a certificate of insurance evidencing the required coverages prior to the Commencement Date. Subtenant shall procure and pay for renewals of such insurance from tune to time before the expiration thereof and Subtenant shall deliver in Sublandlord a certificate of such renewal policy at least thirty (30) days prior to the expiration of any existing policy. All such policies shall be issued in accordance with the requirements of the Overlease and shall, at a minimum, be issued by companies of recognized responsibility licensed to do business in the State of Florida and shall contain a provision whereby the same cannot be cancelled or modified unless all additional insureds are given at least thirty (30) days' prior written notice of such cancellation or modification.

         12. Casualty. In the event of any casualty of all or any portion of the Sublease Premises, such casualty shall be governed by the applicable provisions of the Overlease, including, without limitation, Article 17.

         13. Condemnation. In the event of any condemnation of all or any portion of the Sublease Premises, such condemnation shall be governed by the applicable provisions of the Overlease, including, without limitation, Article 18.

         14. Defaults. The rights and remedies of Sublandlord and Subtenant hereunder shall be the same as the respective rights and remedies of Overlandlord and Sublandlord under the Overlease, including, without limitation, that the provisions for defaults by Subtenant and Sublandlord shall be as provided in Article 23 of the Overlease. In addition, if Subtenant shall at any time fail to make any payment or to perform any other obligation of Subtenant hereunder, Sublandlord shall have the right, but not the obligation, upon five
(5) business days' notice to Subtenant, or without notice to Subtenant in the Case of any circumstances that Sublandlord reasonably believes to be an emergency, and without waiving or releasing Subtenant from any obligation of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall deem necessary, and, in exercising any such right, to pay any reasonable cost or expense, to employ attorneys, and to incur and pay attorneys' fees and disbursements. Subtenant shall pay to Sublandlord upon demand all sums so paid by Sublandlord (including attorneys' fees and costs), together with interest thereon at an annual rate equal to the then-maximum lawful interest rate, from the date of the making of such expenditure.

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         15.      Subordination. This Sublease and all rights of Subtenant shall be subject and subordinate to any and all mortgages, security agreements, or like instruments resulting from any financing, refinancing, or collateral financing (including renewals or extensions thereof), and to any and all ground leases, made or arranged by Overlandlord and/or Sublandlord of its interests in all or any part of the Sublease Premises, from time to time in existence, whether now existing or hereafter created. Such subordination shall be self-operative and shall not require any further instrument to evidence such subordination. However, on request, Subtenant shall further evidence its agreement to subordinate this Sublease to any and all documents and to all advances made under such documents.

         16. Estoppel Certificate. Subtenant shall be required to provide estoppel certificates upon request by Sublandlord and/or Overlandlord in the manner provided in Section 28 of the Overlease.

         17. Parking. Commencing on the Commencement Date, Subtenant shall have the right to utilize ten (10) unassigned parking spaces in the parking area for the building out of Sublandlord's overall allotment of parking spaces, on the terms and conditions set forth in Section 7 of the Overlease.

         18. Notice. All notices required or permitted hereunder shall be in writing and shall be served on Sublandlord, at the address set forth in the preamble to this Sublease, and on Subtenant, prior to the Commencement-Date, at the address set forth in the preamble to this Sublease, and after the Commencement Date, at the Sublease Premises. Any such notices shall be either
(a) sent by certified mail, return receipt requested, or (b) sent by a nationally recognized overnight courier, or (c) hand delivered with a courier's receipt for delivery. Notices shall be deemed delivered on the day of receipt or refusal of delivery. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.

         19. Consents and Approvals. In any instance in which Sublandlord's consent or approval is required under this Sublease, Sublandlord's refusal to make or deliver such consent or approval shall be deemed reasonable if, inter alia, such consent or approval has not been obtained from Overlandlord under the Overlease, after request therefor by Sublandlord.

         20. Waiver; Partial Invalidity. If either the Sublandlord or Subtenant excuses or condones any default by the other of any obligation under this Sublease, this shall not be a waiver of such obligation in respect of any continuing or subsequent default and no such waiver shall be implied. If any provision of this Sublease is held or rendered illegal or unenforceable it shall be considered separate and severable from this Sublease and the remaining provisions of this Sublease shall remain in force and bind the parties as though the illegal or unenforceable provision had never been included in this Sublease.

         21. Recording. Neither the Subtenant nor anyone claiming under the Subtenant shall record this Sublease or any memorandum hereof in any public records without the prior written consent of the Sublandlord and the Overlandlord.

         21. Successors. The rights and liabilities created by this Sublease extend to and bind the successors and assigns of the Sublandlord and the permitted successors and assigns of the Subtenant.

         22. Captions and Section Numbers. The captions and section numbers appearing in this Sublease are inserted only as a matter of convenience and in no way affect the substance of this Sublease.

         23. Extended Meanings. The words "hereof," "hereto," "hereunder" and similar expressions used in this Sublease relate to the whole of this Sublease and not only to the provisions in which such expressions appear. This Sublease shall be read with all changes in number and gender as may be appropriate or required by the context. Any reference to the Subtenant includes, when the context allows, the employees, agents, invitees, and licensees of the Subtenant and all others over whom the Subtenant might reasonably be expected to exercise control. This Sublease has been fully reviewed and negotiated by each party and their counsel and shall not be more strictly construed against either party.

         24. Entire Agreement; Governing Law; Time. This Sublease and its Exhibits, if any, attached hereto are incorporated herein and set forth the entire agreement between the Sublandlord and Subtenant concerning the Sublease Premises and there are no other agreements or understandings between them. This Sublease may not be modified except by

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agreement in writing executed by the Sublandlord and Subtenant. This Sublease shall be construed in accordance with and governed by the laws of the State of Florida. Time is of the essence of this Sublease.

         25. No Partnership. Nothing in this Sublease creates any relationship between the parties other than that of sublessor and sublessee and nothing in this Sublease constitutes the Sublandlord a partner of the Subtenant or a joint venturer or member of a common enterprise with the Subtenant.

         26. Brokerage. Sublandlord and Subtenant each represent and warrant one to the other that neither of them has employed any broker in connection with the negotiations of the terms of this Sublease or the execution thereof. Sublandlord and Subtenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty.

         27. Security Deposit. As security for Subtenant's obligations under this Sublease, simultaneously with its execution of this Sublease, Subtenant shall deposit with Sublandlord the sum of N/A and __ /100 ($_____________) Dollars (the "Security Deposit"). The Security Deposit shall be held by Sublandlord without liability for interest and as security for the performance by Subtenant of Subtenants covenants and obligations under this Sublease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Subtenant's liability for damages in case of default by Subtenant. Sublandlord may commingle the Security Deposit with Sublandlord's other funds. Sublandlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of rent or to satisfy any other covenant or obligation of Subtenant hereunder. Following any such application of the Security Deposit, Subtenant shall pay to Sublandlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Subtenant is not in default at the expiration or earlier termination of this Sublease, and all of the repair and restoration obligations of Subtenant have been fulfilled, then the balance of the Security Deposit remaining after any such application shall be returned by Sublandlord to Subtenant. If Sublandlord transfers its interest in the Premises during the Sublease Term of this Sublease, Sublandlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

         28. No Options. Notwithstanding anything to the contrary contained in this Sublease, if there are any provisions in the Overlease that pertain to Sublandlord's rights regarding my option to renew the term of the Overlease, or any option or right of refusal to expand the Sublease Premises, then such provisions shall not be incorporated herein and Subtenant shall not have any rights or benefits thereunder.

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         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first above written.

WITNESSES:                       SUBLANDLORD:

                                 ----------------------------------

/s/ [ILLEGIBLE]                  By: /s/ Scott Lodin
--------------------------           -------------------------
                                 Name: Scott Lodin
/s/ [ILLEGIBLE]                  Title: President of ANDA, Inc., its Sole Member
--------------------------

                                 SUBTENANT:

                                 ----------------------------------

/s/ [ILLEGIBLE]                  By: /s/ KIRK R. SCHVELER
--------------------------           ------------------------------
/s/ [ILLEGIBLE]                  Name: KIRK R. SCHVELER
--------------------------       Title: CEO

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